UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2024

Commission File Number: 0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	87-0543981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 E 5th Ave, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter Poli Resignation as CFO; Appointment to Board of Directors

Peter Poli, Chief Financial Officer of Track Group, Inc. (the “Company”), has informed the Company of his intention to resign from his position as Chief Financial Officer of the Company, effective March 31, 2024. Mr. Poli’s decision to resign was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices as evidenced by his upcoming appointment to the Board of Directors.

Pursuant to a Separation Agreement and General Release of Claims (the “Separation Agreement”) entered into by the Company and Mr. Poli on March 21, 2024, Mr. Poli will be appointed as a member of the Board of Directors of the Company, effective April 1, 2024, and will serve as a director until his successor is duly elected and qualified, or until the next annual meeting of stockholders.

Other than as disclosed above, there are no arrangements or understandings between Mr. Poli and any other person pursuant to which he was selected as a director, and Mr. Poli is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Appointment of James Berg as CFO

On March 21, 2024, James Berg, current Controller of the Company, was appointed to serve as the Chief Financial Officer of the Company beginning April 1, 2024.

Mr. Berg has served as the Company’s Controller since November 2022. Prior to joining the Company, Mr. Berg served as the Controller for ABC Plumbing, Sewer, Heating, Cooling and Electric from January 2022 to November 2022; as a Finance and Accounting Consultant for DLC from January 2020 to August 2021; in Interim Controller and Accounting Director roles for Tatum and Harmer Financial Solutions from February 2018 to October 2019; and as the Senior Director of Finance for Arjo from June 2014 to January 2018, among other positions. Mr. Berg holds an MBA from the Quinlan School of Business at Loyola University in Chicago, Illinois and is also a Certified Public Accountant.

In connection with Mr. Berg’s appointment, on March 21, 2024, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Berg setting forth the terms and conditions of Mr. Berg’s employment as the Company’s Chief Financial Officer. Pursuant to the Employment Agreement, Mr. Berg will serve as the Chief Financial Officer of the Company for a two-year term commencing on April 1, 2024, renewable thereafter in one-year terms or until terminated by either party in accordance with the terms of the Employment Agreement.

The Employment Agreement provides that Mr. Berg will be entitled to receive an annual base salary of $190,000 (“Base Salary”) payable in equal installments pursuant to the Company’s customary payroll practices. Mr. Berg is also eligible to participate in any Omnibus Equity Incentive Plan instituted by the Company; and an annual bonus based on the achievement of certain financial results as set forth in the Employment Agreement, and individual performance as determined by the Board in its sole discretion. The Employment Agreement also entitles Mr. Berg to receive customary benefits and reimbursement for reasonable out-of-pocket business expenses.

The Company may terminate Mr. Berg’s employment due to death or disability, for cause (as defined in the Employment Agreement) at any time, and without cause at any time upon written notice. Mr. Berg may terminate his employment without good reason (as defined in the Employment Agreement) at any time upon sixty days’ written notice to the Chief Executive Officer of the Company unless such voluntary termination is in connection with an involuntary termination other than for cause, as defined in the Employment Agreement, or in connection with a Disability.

If Mr. Berg’s employment is terminated by either the Company or Mr. Berg for any reason, Mr. Berg shall receive any earned but unpaid Base Salary and expenses required to be reimbursed pursuant to the Employment Agreement and any employee benefits Mr. Berg is entitled to under the Company’s employee benefit plans or programs in which Mr. Berg participates. In addition, if Mr. Berg’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Berg for good reason (as defined in the Employment Agreement), then, subject to compliance with the restrictive covenants set forth in the Employment Agreement and the execution of a release of claims in favor of the Company, the Company will pay the following severance payments and benefits: (i) an amount equal to six months’ Base Salary, payable in 13 equal bi-weekly installments over a 26-week severance period; (ii) an amount equal to any earned, but unpaid, Annual Bonus for services rendered during the year preceding the date of termination; and (iii) a lump sum payment in an amount equal to the cost of COBRA continuation for a period of six (6) months.

The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, and non-disparagement.

Except as disclosed herein, there are no arrangements or understandings between Mr. Berg and any other person pursuant to which he was appointed as the Company’s Chief Financial Officer, and Mr. Berg is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Separation Agreement and the Employment Agreement are not complete and are qualified in their entirety by reference to the full text of the Separation Agreement and the full text of the Employment Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and each of which are incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release of Claims by and between Peter Poli and Track Group, Inc.
10.2	Employment Agreement by and between James Berg and Track Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: March 22, 2024	By:	/s/ Derek Cassell
Derek Cassell
Chief Executive Officer